Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (“Voting Agreement”), dated as of June 7, 2004, is among Columbia Banking System, Inc., a Washington corporation (“Columbia”), Bank of Astoria, an Oregon state-chartered bank (“Astoria”), and the undersigned, each of whom is either a director or executive officer of Astoria. This Agreement will be effective upon the signing of the Merger Agreement (defined below).

RECITAL

As an inducement for Columbia to enter into the Plan and Agreement of Merger (the “Merger Agreement”) dated as of the date hereof, whereby Astoria will become a wholly owned subsidiary of Columbia (the “Merger”), each of the undersigned individuals, for himself or herself, his or her heirs and legal representatives, hereby agrees as follows:

AGREEMENT

1.	Voting and other matters. Each of the undersigned individuals shall vote or cause to be voted all shares of Astoria’s common stock that he or she beneficially owns, with power to vote or direct the voting of (the “Shares”), in favor of approval of the Merger Agreement and the Merger. In addition, each of the undersigned individuals who is a director of Astoria will (a) recommend to the shareholders of Astoria that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, a director’s fiduciary duties to a corporation and its shareholders. The requirements of this Section 1 will continue until the earlier of the consummation of the Merger or the termination of the Merger Agreement.

2.	No Transfer; No Exercise of Options. Until the earlier of the consummation of the Merger or the termination of the Merger Agreement, the undersigned will not (a) exercise any Astoria Option (as defined in the Merger Agreement) held by the undersigned or (b) sell, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of Astoria in connection with the Astoria shareholders’ meeting at which the Merger is presented for shareholder approval), any Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to Columbia embodying the benefits and rights contained in this Voting Agreement.

3.	Individual Obligations. Obligations of each of the undersigned under this Voting Agreement are intended to be several and not joint.

4.	Miscellaneous.

a.	Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, shall not be affected.

b.	Counterparts. This Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

c.	Governing Law. This Voting Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Washington.

d.	Remedies. Any breach of this Voting Agreement entitles Columbia to injunctive relief and/or specific performance, as well as any other legal or equitable remedies Columbia may be entitled to.

SIGNED EFFECTIVE as of June 7, 2004.

BANK OF ASTORIA		COLUMBIA BANKING SYSTEM, INC.

By	/s/ Cheri J. Folk	By	/s/ Melanie J. Dressel
	Cheri J. Folk		Melanie J. Dressel
	President & Chief Executive Officer		President & Chief Executive Officer

Additional Signatures on Next Page

/s/ William D. Shaw William D. Shaw, Chairman	/s/ Cheri J. Folk Cheri J. Folk, Director President & Chief Executive Officer

/s/ Rhonda J. Wills Rhonda J. Wills Executive VP & Chief Credit Officer	/s/ Julie M. Adelman Julie M. Adelman Vice President & Chief Financial Officer

/s/ Heather Hynen-Seppa Heather Hynen-Seppa Senior VP & Branch Manager	/s/ Hugh A. Seppa Hugh A. Seppa, Director

/s/ Barbara J. Canessa Barbara J. Canessa, Director	/s/ George C. Fulton George C. Fulton, Director

/s/ David P. Johnson David P. Johnson, Director	/s/ Larry M. Perkins Larry M. Perkins, Director

/s/ Shawn M. Teevin Shawn M. Teevin, Director	/s/ Daniel A. Van Dusen Daniel A. Van Dusen, Director

3